Waddell & Reed Advisors Municipal High Income Fund, Inc.

Independent Auditors' Consent to be Filed as Exhibit 99.B(j) to Post-Effective Amendment No. 28 to Registration Statement No. 33-715 on Form
N-1A for Waddell & Reed Advisors Municipal High Income Fund, Inc. as of January 26, 2004

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 33-715 on Form N-1A of Waddell & Reed Advisors Municipal High Income Fund, Inc. of our report dated November 7, 2003 appearing in the Annual Report to Shareholders for the fiscal year ended September 30, 2003, in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
January 26, 2004